Exhibit 99

                        TXU GAS COMPANY AND SUBSIDIARIES
                   CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                   (Unaudited)

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                                                                                   Twelve Months Ended
                                                                                       March 31, 2004
                                                                                       --------------
                                                                                  (millions of dollars)

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Operating revenues.....................................................                    $  1,231
                                                                                           --------

 Operating expenses:
    Gas purchased for resale...........................................                         687
    Operation and maintenance..........................................                         290
    Depreciation and amortization......................................                          75
    Taxes other than income............................................                         100
                                                                                           --------
        Total operating expenses.......................................                       1,152
                                                                                           --------

Operating income ......................................................                          79

Other income...........................................................                           5

Other deductions.......................................................                           1

Interest income........................................................                           1

Interest expense and related charges...................................                          40
                                                                                           --------

Income from continuing operations before income taxes..................                          44

Income tax expense.....................................................                          12
                                                                                           --------

Income from continuing operations......................................                          32

Loss from discontinued operations, net of tax effect...................                          (3)
                                                                                           --------

Net income.............................................................                          29

Preferred stock dividends..............................................                           3
                                                                                           --------

Net income applicable to common stock..................................                    $     26

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